As filed with the Securities and Exchange Commission on July 7, 2022

Registration Nos. 333-252052 and 333-262299

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1

AND

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRULIEVE CANNABIS CORP.

(Exact Name of Registrant as Specified in its Charter)

British Columbia, Canada	2833	84-2231905
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6749 Ben Bostic Road

Quincy, FL 32351

(850) 480-7955

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kim Rivers

Chairman and Chief Executive Officer

Trulieve Cannabis Corp.

6749 Ben Bostic Road

Quincy, FL 32351

(850) 480-7955

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Eric Powers, Esq. Trulieve Cannabis Corp. 6749 Ben Bostic Road Quincy, FL 32351 (850) 480-7955	Christopher P. Giordano Penny Minna DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 (212) 335-4500	Derek Siegel DLA Piper (Canada) LLP Suite 6000, 1 First Canadian Place PO Box 367, 100 King St W Toronto, Ontario M5X 1E2 Canada (212) 335-4500

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the above referenced registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE—DEREGISTRATION OF SECURITIES

On January 12, 2021, the registrant filed a Registration Statement on Form S-1 (Registration No. 333-252052), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on February 4, 2021, as amended by Post-Effective Amendment No. 1 to Registration Statement on Form S-1 filed with the SEC on March 23, 2021 and declared effective on March 29, 2021, Post-Effective Amendment No. 2 to Registration Statement on Form S-1 filed with the SEC on September 15, 2021 and declared effective on September 20, 2021, and Post-Effective Amendment No. 3 to Registration Statement on Form S-1 filed with the SEC on January 21, 2022 and declared effective on January 25, 2022 (the “2021 S-1 Registration Statement”).

In addition, on January 21, 2022, the registrant filed a Registration Statement on Form S-1 (Registration No. 333-262299), which was subsequently declared effective by the SEC on January 28, 2022 (the “2022 Registration Statement,” and together with the 2021 Registration Statement, collectively the “Registration Statements”).

This Post-Effective Amendment (this “Post-Effective Amendment”) is being filed to deregister any and all securities that remain unsold under the Registration Statements.

Such Registration Statements registered the offer and sale of up to 70,710,599 subordinate voting shares and 1,577,600 subordinate voting shares, without par value, of Trulieve Cannabis Corp. (the “Company”) by the selling shareholders identified in such Registration Statement.

The Company, by filing this Post-Effective Amendment, hereby terminates the Registration Statements and removes from registration any and all securities registered but unsold under the Registration Statements as of the date hereof. This filing is made in accordance with an undertaking made by the Registrant in Part II of the Registration Statements to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, State of Florida, on the 7th day of July, 2022.

TRULIEVE CANNABIS CORP.

By:	/s/ Kim Rivers
Name:	Kim Rivers
Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933.